SCHEDULE 14C

                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No.___)

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                              110 MEDIA GROUP, INC.
                              ---------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|   Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      ---------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

      ---------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      ---------------------------------------------------------------------

      4.    Proposed maximum aggregate value of transaction:

      ---------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:

      ---------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

      ---------------------------------------------------------------------

      3.    Filing Party:

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      4.    Date Filed:

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

                              110 MEDIA GROUP, INC.
                         95 BROADHOLLOW ROAD, SUITE 101
                            MELVILLE, NEW YORK 11747

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

                               ------------------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                               ------------------

To the Stockholders of 110 Media Group, Inc.:

      NOTICE IS HEREBY GIVEN that certain stockholders of 110 Media Group, Inc., a Delaware corporation ("110 Media" or the "Company") have consented to taking of corporate actions by consent in lieu of a meeting of stockholders. The corporate actions will be effective 20 days after the mailing of this information statement to:

      1. Approve an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of between one-for-five and one-for-fifteen.

      2. Amend our Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 100,000,000 and decrease the par value of the Company's Common Stock to $.001; and

      Only stockholders of record at the close of business on July 15, 2005 are entitled to notice of these corporate actions. Holders of 12,155,713 of our Common Stock gave their written consent to the above corporate actions. This written consent was obtained pursuant to Section 228(a) of the Delaware General Corporation Law, as amended.

      For further information regarding the matters as to which stockholder consent was given, I urge you to carefully read the accompanying Information Statement. If you have questions about these proposals or would like additional copies of the Information Statement, you should contact Timothy Schmidt, Secretary, 110 Media Group, Inc., 95 Broadhollow Road, Suite 101, Melville, New York 11747; telephone: (631) 385-0007.

                                        By order of the Board of Directors


                                        Raymond Barton
                                        President and Chief Executive Officer

Melville, New York
July 16, 2005

                              110 MEDIA GROUP, INC.
                          95 Broadhollow Road Suite 101
                            Melville, New York 11747
                                  (631)385-0007

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      This Information Statement (the "Information Statement") is being mailed on or about July 16, 2005 to the holders of record at the close of business on July 15, 2005, of the Common Stock of 110 Media Group, Inc., a Delaware corporation ("110 Media Group" or the "Company"), in connection with action by written consent in lieu of an annual meeting to authorize and approve:

      1. An amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of between one-for-five and one-for-fifteen.

      2. An amendment to our Certificate of Incorporation increasing the number of authorized shares of our Common Stock, to 100,000,000 shares and decreasing the par value of the Company's Common Stock to $.001; and

      Members of the Board of Directors and stockholders owning or having voting authority for 12,155,713 shares of outstanding Common Stock have voted in favor of the above actions (the "Consenting Stockholders"). These stockholdings represent approximately 55.1% of the total outstanding common stock of 110 Media, which is sufficient to take the proposed action on the record date of July 15, 2005. Pursuant to Reg.ss.240.14c-2(b), these actions will not be effective until 20 days after this Information Statement is mailed to stockholders. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

      Section 141(f) of the Delaware General Corporation Law (the "Delaware Law") provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board of Directors voted to utilize, and did in fact obtain, the written consent of the Consenting Stockholders who own shares representing a majority of our common stock.

      Pursuant to Section 228(c) of the Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the proposals.

      This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The entire cost of furnishing this Information Statement will be borne by 110 Media. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                  WHAT VOTE WAS REQUIRED TO APPROVE EACH ITEM?

      For the approval of the proposed corporate actions, the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the record date, or 11,036,991 shares, was required for approval.

                             CONSENTING SHAREHOLDERS

      On June 7, 2005, our board of directors unanimously adopted resolutions declaring the advisability of, and recommended that shareholders approve the amendment to the Company's Certificate of Incorporation to authorize a reverse split of between one-for-five and one-for-fifteen of its shares of common stock and to increase the number of shares the Company is authorized to issue. In connection with the adoption of these resolutions, the board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce the costs and implement the proposals in a timely manner.

      On June 16, 2005, the following consenting shareholders, who collectively own 55.1% of our common stock, consented in writing to the proposed Amendment:

         Name                                    No. of Shares        Percentage
         ----                                    -------------        ----------

         Snapper Partners, LLC                         993,525             4.5%
         Steven A. Horowitz                          1,750,000             7.9%
         Raymond Barton                              2,861,452            13.0%
         Timothy Schmidt                             1,430,736             6.5%
         Mark Figula                                 2,500,000            11.3%
         RES Holdings                                  275,000             1.2%
         Epifanio Almodovar                            470,000             2.1%
         Lawrence Wiener                               350,000             1.6%
         Aizik Wolf                                    475,000             2.2%
         Ed Gordon                                     150,000             0.7%
         Wu Chih Chun                                  550,000             2.5%
         Andrew Schenker                               175,000             0.8%
         George Sandhu                                 175,000             0.8%

         Total                                      12,155,713            55.1%

      Under Delaware law, we are required to give all shareholders written notice of any actions that are taken by writtten consent without a shreholder meeting. Under Section 14(c) of the Exchange Act, the transactions cannot become effective until 20 days after the mailing date of this Information Statement to our shareholders.

      We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of:

      o Advising shareholders of the action taken by written consent, as required by Delaware law; and

      o Giving shareholders advance notice of the actions taken, as required by the Exchange Act.

      Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Delaware law to dissent or require a vote of all our shareholders.

Stock Ownership Table

      This table shows the number and percentage of 110 Media common stock owned of record and beneficially as of July 15, 2005 by each of our directors and executive officers. The table also shows the name, address and number and percentage of shares owned by persons owning five percent of any class.

  Name and Address                        Number of Shares (1)    Percentage (2)
  ----------------                        --------------------    --------------

  Raymond Barton                               2,861,452               13.0%
  95 Broadhollow Road, Suite 101
  Melville, NY  11747

  Timothy Schmidt                              1,430,736                6.5%
  95 Broadhollow Road, Suite 101
  Melville, NY  11747

  Mark Figula                                  2,500,000 (3)           11.3%
  8 Miedama Place
  Midland Park, NJ  07432

  Darren Cioffi                                  125,000                0.6%
  31 West Main Street
  Patchogue, NY  17772

  Steven A. Horowitz                           2,073,290                9.4%
  400 Garden City Plaza, Suite 200
  Garden City, NY  11530

  Officers and directors as
  a group (4 persons)                          6,917,188               31.4%

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire within 60 days through the exercise of warrants and/or options pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Securities Exchange Act of 1934.

(2)   Based upon 22,073,981 shares issued and outstanding.

(3) A portion (1,875,000 during the first six months, 1,250,000 during months 6-12 and 625,000 during months 12-18) are subject to cancellation in the event (i) Mr. Figula voluntarily resigns without cause; (ii) the Company and Mr. Figula mutually agree to terminate his employment with the Company; or (iii) the Company terminates Mr. Figula for cause.

                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

      At present, the Company is authorized to issue 50,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock. The Company's Board of Directors approved an amendment to the Company's Certificate of Incorporation to
(a) reverse split the outstanding shares of the Company's Common Stock at a ratio of between one-for-five and one-for-fifteen (the "Reverse Split"); (b) reduce the par value of the Company's Common Stock resulting from the Reverse Split to $.001; and (c) increase the number of shares of Common Stock the Company is authorized to issue after the reverse split to 50,000,000. A copy of the Amendment to the Certificate of Incorporation substantially in the form it will be filed with the Secretary of the State of Delaware is attached hereto as Appendix A.

Reverse Split and Reduction of Par Value

      As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, each outstanding share will become between one-fifth and one-fifteenth of a share of Common Stock. Within those parameters, the Board will have the final decision of the ratio of the Reverse Split. The amendment will also decrease the par value per share of the Company's common stock to $.001. The decrease in the par value per share will reduce the Company's capital stock accounts. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock." The bid price of the Company's Common Stock on July 12, 2005 was $.0520

      The Reverse Split will become effective upon the filing with the Secretary of State of an amendment to the Company's Certificate of Incorporation which states that, upon the filing of the Certificate of Amendment, each share of Old Common Stock then issued and outstanding would automatically become such fraction of a share of New Common Stock as determined by the Board.

      Principal Effects of the Reverse Split

      The principal effects of the Reverse Split will be as follows:

      Based upon the 22,073,981 shares of Old Common Stock outstanding on the Record Date, the Reverse Split of one-for-five and one-for-fifteen would decrease the outstanding shares of Old Common Stock by approximately 80% and 93.3%, respectively, or to 4,414,796 or 1,471,599 shares, respectively. The Reverse Split of one-for-five and one-for-fifteen also decreases the authorized number of shares of Common Stock from 50,000,000 to 10,000,000 or 3,333,333 shares respectively.

      The Company will obtain a new CUSIP number for the New Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, each yet to be determined number of shares of Old Common Stock, without any action on the part of the holder, will represent one share of New Common Stock.

      Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

      The Amendment to the Company's Certificate of Incorporation will be filed with the Secretary of State of Delaware twenty days after the mailing of this Information Statement. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

      Purposes of the Reverse Stock Split

      The Reverse Split will decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

      Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

      The Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders because it will better position the Company to make acquisitions that will provide shareholders with an operating business with the potential for rapid growth. The Company has had discussions with other potential acquisition candidates, but there are no understandings, commitments or agreements at this time. Additionally, the reverse stock split would reduce the number of shares of its Common Stock outstanding to amounts that the Board of Directors believes are more reasonable in light of its size and market capitalization. The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

      Exchange of Certificate and Elimination of Fractional Share Interests

      On the Effective Date, shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

      No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of up to twelve shares of Old Common Stock (depending upon the amount of the Reverse Split), as a result of the Reverse Split, will on the Effective Date no longer be shareholders of the Company. The Board of Directors had determined that the fair value of the Common Stock will be based on the closing price of the Common Stock on the OTC-Bulletin Board on the Effective Date (as adjusted to reflect the Reverse Split) or, if there are no reported sales on the Effective Date, the average of the last reported high bid and low ask price on the last date of reported sales shall be used.

      Federal Income Tax Consequences of the Reverse Split

      The combination of shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

      Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

      This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Change in Authorized Capital Stock

      The Board of Directors has approved an amendment to the Company's Certificate of Incorporation which would change the number of authorized shares of Common Stock, and the par value to $.001 per share. The number of authorized common shares would be increased to 100,000,000 shares.

      Discussion of the Amendment

      Under the Company's Certificate of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common and Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company's Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

      It is not possible to determine the actual effect of the Preferred Stock on the rights of the holders of Common Stock until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effect might include (i) restrictions on the payment of dividends to the holders of the Common Stock; (ii) dilution of voting power to the extent that the holder of the Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting powers if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock. Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

Purpose

      It is important we preserve our flexibility to issue additional shares of Common Stock. The Board believes that the authorization of additional authorized shares of Common Stock is advisable to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for the shares to be issued pursuant to existing agreements or upon the exercise of stock options, warrants or other convertible securities, currently outstanding.

Effects of An Increase in Authorized Shares

      Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine. Holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the Over the Counter Bulletin Board ("OTCBB") or other market which we qualify Common Stock for trading, as the case may be, and the judgment of the Board regarding the submission of such issuance to a vote of our stockholders. Our stockholders have no preemptive rights to subscribe to newly issued shares.

      Moreover, it is possible that additional shares of Common Stock would be issued under circumstances which would make the acquisition of a controlling interest in us more difficult, time-consuming, costly or otherwise discourage an attempt to acquire control of us. Under such circumstances the availability of authorized and unissued shares of Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board in opposing such an attempt by a third party to gain control of us or could also be used to dilute ownership of a person or entity seeking to obtain control of us. Although we do not currently contemplate taking such action, shares of Common Stock could be issued for the purposes and effects described above and the Board reserves its rights to issue such stock for such purposes.

      The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our present stockholders, such issuance could have a dilutive effect on the earnings per share and voting power of present stockholders. If such dilutive effect on earnings per share occurs, we expect that any such dilutive effect would be relatively short in duration. As described above, we believe that the proposed increase in the number of authorized shares of Common Stock will provide the flexibility needed to meet corporate objectives and is in the best interest of our stockholders.

                           FORWARD LOOKING STATEMENTS

      This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

                             ADDITIONAL INFORMATION

      This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

      o     Annual Report for the year ended December 31, 2004 (the "Form
            10-KSB");

      o     Quarterly Report for the period ended March 31, 2005 (the "Form
            10-QSB")

      Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at "www.sec.gov." We will mail copies of our prior SEC reports to any shareholder upon written request.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Raymond Barton
                                        ----------------------------------------
                                        Raymond Barton, President

Melville New York
July 16, 2005

                                   Appendix A

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              110 MEDIA GROUP, INC.

                          Pursuant to Delaware ss. 242

o First: That at a meeting of the Board of Directors of 110 Media Group, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and soliciting written consents of the stockholders of said corporation for consideration thereof.

The resolutions setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

"FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000 shares of which 100,000,000 shall be shares of Common Stock, par value $.001 per share, and 10,000,000 shall be shares of Preferred Stock, par value $0.001 per share.

Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all shares of Common Stock issued and outstanding shall be and hereby are automatically combined and reclassified as follows:

      Each five to fifteen (as the board determines) shares of Common Stock issued and outstanding shall be combined and reclassified (the "Reverse Stock Split") as one (1) share of Common Stock. Fractional shares of Common Stock will be rounded up to the nearest whole share.

The Corporation may issue one or more series of the Preferred Stock, each of which series may have such voting powers, full or limited, or no voting powers, such other powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereon, if any, as shall be stated and expressed in a resolution providing for the issuance of such series adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of the Preferred Stock shall include but not be limited to, determination of the following:

      A. The number of shares of Preferred Stock of any series issued and the distinctive designation of the shares of such series of stock, if any;

      B. The dividend rate on the shares of any series of Preferred Stock, whether dividends shall be cumulative, and if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other shares of stock.

      C. Whether any series of shares of Preferred Stock shall have conversion or exchange privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

      D. Whether or not any series of shares of Preferred Stock shall be redeemable, and if so, the terms and conditions of such redemption, including the manner of selecting shares of Preferred Stock for redemption if less than all shares of a series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share of stock payable in case of redemption, which amount may vary under different conditions and at different redemption dates.

      E. Whether any series of shares of Preferred Stock shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of the shares of stock, and if so, the terms and amounts of such sinking funds.

      F. The rights of any series of shares of Preferred Stock to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares of stock (including additional shares of stock of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of stock of the Corporation.

      G. The rights of any series of shares of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of shares of stock; and

      Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of any series of shares of Preferred Stock."

o Second: That thereafter, pursuant to resolution of its Board of Directors, signed written consents were received in accordance with Section 228 of the General Corporation Law of the State of Delaware representing the necessary number of shares as required by statute were voted in favor of the amendment.

o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Fourth: The effective date of said amendment shall be August ____, 2005

                                        MARKETSHARE RECOVERY, INC.


                                        By: /s/ Raymond Barton
                                            ------------------------------------
                                            Raymond Barton, President